SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 21, 2011

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

160 Washington Street, Brookline, Massachusetts	02447-0469
(Address of principal executive offices)	(Zip Code)

(617) 730-3500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2011, the Board of Directors (the “Board”) of Brookline Bancorp, Inc. (the “Company”) approved a Change in Control Agreement (the “Change in Control Agreement”) with Julie A. Gerschick, the Company’s Chief Financial Officer, which Change in Control Agreement was executed by the parties on September 26, 2011.  The Change in Control Agreement provides certain benefits in the event of a change in control of the Company or Brookline Bank (the “Bank”). The Change in Control Agreement is for a term of one year and, commencing on each anniversary date, it will automatically extend for an additional twelve (12) months unless the Company or Bank provides written notice of non-renewal to Ms. Gerschick at least thirty (30) days and not more than sixty (60) days prior to such anniversary date, in which case the Change in Control Agreement will become fixed and will terminate at the end of the then current term. Following a “change in control” of the Company or the Bank (as defined in the Change in Control Agreement), Ms. Gerschick is entitled to a payment if her employment is involuntarily terminated during the term of the Change in Control Agreement, other than for “cause” (as defined), or if she voluntarily terminates her employment during the term as a result of a demotion, loss of title, office or significant authority, reduction in annual compensation or benefits, or relocation of her principal place of employment by more than 30 miles from its location immediately prior to the change in control. In such case, Ms. Gerschick would receive a cash payment equal to her annual base salary and the cash incentive paid to her for the preceding year. In addition to the cash severance payment, Ms. Gerschick would receive life, health and dental coverage for a period of up to 12 months from the date of termination. Payments under the Change in Control Agreement will be limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

On September 21, 2011, the Board appointed James M. Cosman, age 51, as Chief Operating Officer of the Company.  Mr. Cosman has served as the Bank’s Chief Operations Officer from 2009 to the present where he leads all Operations and IT of the Bank as well as Cash Management and Underwriting for Consumer Loans and Small Business.  Prior to his tenure at the Bank, Mr. Cosman was a senior executive in bank underwriting and operations at Sovereign Bank, where he managed the Lending and Operations divisions.  Mr. Cosman earned a Masters in Business Administration from Western New England College and a Bachelor of Arts degree from Syracuse University.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1            Change in Control Agreement, dated September 26, 2011, by and between Brookline Bancorp, Inc. and Julie A. Gerschick.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date: September 27, 2011	By:	/s/ Michael W. McCurdy
Michael W. McCurdy
General Counsel

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Change in Control Agreement, dated September 26, 2011, by and between Brookline Bancorp, Inc. and Julie A. Gerschick